July 31, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated July 31, 2019 on our review of interim financial information of Janus Henderson Group plc, which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statement on Form S-8 (No. 333-218365) of Janus Henderson Group plc.

Very truly yours,

/s/PricewaterhouseCoopers LLP

Denver, CO

PricewaterhouseCoopers LLP, 1900 16th Street, Suite 1600, Denver, CO  80202-5258

T: (720) 931 7000, F: (720) 931 7100,